Exhibit 10.1
NOTE AND WARRANT PURCHASE AGREEMENT
NOTE AND WARRANT PURCHASE AGREEMENT, dated as of September  _____  , 2007 (this “Agreement”), is entered into by and between SMART MOVE, INC., a Delaware corporation (the “Company”), and                     , an individual residing in the state of                      (“Purchaser”).
RECITALS
A.
The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser at the Initial Closing (as defined in ), (a) an unsecured convertible promissory note dated the date of the Initial Closing, due September 2, 2010 and bearing interest payable quarterly and at maturity at 7% per annum, in the principal amount of five hundred forty thousand ($540,000) dollars ($540,000), said note to be in the form attached hereto as Exhibit A-1 (the “Initial Closing Note”); and (b) three warrants expiring December 5, 2011, covering an aggregate 300,000 shares of the common stock, par value $0.001 per share of the Company, each respective warrant covering 100,000 shares to be in the form attached hereto as Exhibit B-1, but with exercise prices of $7.50, $3.25 and $2.50 respectively (the “Initial Closing Warrants”. The conversion price applicable to both the Initial Closing Notes and the Second Closing Notes defined in Recitals B below, will be $1.80 per share. The notes are convertible into shares of the Company’s common stock at the holder’s option and will automatically convert into shares of the Company’s common stock on the date when closing bid price of a share of the Company’s common stock equals $3.75 per share or greater for twenty (20) of thirty (30) consecutive trading days on the American Stock Exchange, provided that the underlying shares have either been registered for resale by the holders of the securities pursuant to certain piggyback registration rights granted to the Holder as described in paragraph D below or are eligible to be sold under and subject to Rule 144 under the Securities Act of 1933.

B.
Subject to the consummation of the Initial Closing and Purchaser’s timely written election in accordance with Section 1.2 hereof to exercise Purchaser’s right to purchase an additional note in the principal amount of five hundred forty thousand ($540,000), the parties have agreed to conduct a Second Closing (as defined herein) at which Second Closing the Investor agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser: a) an additional unsecured convertible promissory note in the principal amount of five hundred forty thousand ($540,000) dollars), said additional note to be in the same form as the note issued at the Initial Closing, but dated the date of the Second Closing (the “Second Closing Note”) and (b) three warrants expiring December 5, 2011, each in the same form as the warrant issued at the Initial Closing, one such warrant covering 100,000 shares at an exercise price of $7.50, and two warrants each covering 150,000 shares with exercise prices of $3.25 and $3.50 respectively (the “Second Closing Warrants”).

C.	The Initial Closing Note and Initial Closing Warrants, and if applicable the Second Closing Note and Second Closing Warrants issued to the Purchaser are herein called the “Securities”.
In consideration of the foregoing Recitals which form part of this Agreement and the other mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE OF SECURITIES
1.1 Initial Closing. On and subject to the terms and conditions of this Agreement, on September  _____  , 2007, (the “Initial Closing”) the Purchaser hereby agrees to purchase, and the Company agrees to sell and issue to Purchaser the Securities to be sold and issued at the Initial Closing, (being the Initial Closing Note and Initial Closing Warrants) at an aggregate purchase price for such Securities of $540,000.
1.2 Second Closing. Purchaser is granted the right and option to purchase Securities (consisting of the Second Closing Note and Second Closing Warrants) at an additional closing to be held in the Company’s offices at a mutually agreeable date on or before October 1, 2007, such option to be exercisable by Purchaser’s written notification to the Company of Purchaser’s election to purchase such additional Securities. At the Second Closing, Purchaser agrees to purchase, and the Company agrees to sell and issue to Purchaser the Second Closing Note and Second Closing Warrants) at an aggregate purchase price of $540,000.
1.3 Deliveries at Initial Closing and Second Closing. At the Initial Closing and Second Closing (if applicable), the Company will deliver to the Purchaser: 1) the Initial Closing Note or the Second Closing Note, as applicable, representing the $540,0000 principal amount of the note then being purchased by the Purchaser; and ii) the Initial Closing Warrants (representing the number of Warrant Shares as described in Recitals A) or the Second Closing Warrants (representing the number of Warrant Shares as described in Recitals B) as applicable. The Purchaser will deliver to the Company the $540,000 face amount of the unsecured convertible note then being purchased, by wire transfer of immediately available funds to an account of the Company as the Company shall direct in writing.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Purchaser as follows:
2.1 Organization, etc. The Company has been duly formed, and is validly existing as a corporation in good standing under the laws of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company and its Subsidiary taken as a whole (a “Material Adverse Effect”). The Company and its Subsidiary each have the requisite corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as presently conducted. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.
2.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Securities have been duly authorized by all necessary corporate action on the part of the Company, including, without limitation, the due authorization by the affirmative votes of a majority of the disinterested directors of the Company’s Board of Directors.
2.3 Validity; Enforceability. This Agreement and the Initial Closing Note and Initial Closing Warrants shall at the Initial Closing have each been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity. If applicable, the Second Closing Note and Second Closing Warrants shall likewise be executed and delivered at the Second Closing do as to be legal and valid obligations of the Company to the same extent as the Securities issued at the Initial Closing.

2.4 Capitalization.
(a) As of the date hereof, the authorized capital stock of the Company consists of the Company consists of 100,000,000 shares of Common Stock, $0.001 par value, of which 10,975,361 shares are issued and outstanding, and 10,000,000 shares of preferred stock, none of which has been issued. The Company has reserved 11,235,406 shares of its Common Stock for future issuance upon the exercise or conversion of outstanding options, warrants, and convertible securities, including the Securities covered by this Agreement. Except as set forth in the Documents, the Reports or other written information provided by the Company to the Subscriber, there are no options, warrants or rights to subscribe to, or securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of, capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any person (other than those purchasing Units) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.
(b) The Company owns all of the issued and outstanding capital stock of any of its subsidiaries, free and clear of all liens and encumbrances. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration exemption and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, the Company’s subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. “Subsidiary” means, with respect to the Company, a corporation or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by the Company.
2.5 Governmental and Stock Exchange Approvals and Consents. The execution and delivery by the Company of this Agreement, and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than: i) periodic and other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and ii) approval of a listing application and/or notifications to the American Stock Exchange with respect to the issuance of the Common Stock issuable upon conversion or exercise of the notes and exercise of the warrants comprising the Securities. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.5, the Company is relying on the representations and warranties made by the Purchaser in Article III. To the best knowledge of the Company, the issuance and sale of the Securities will not contravene the rules and regulations of the American Stock Exchange, whose rules and regulations require under certain circumstances that a listed company obtain shareholder approval in connection with a transaction (other than a public offering), involving the potential issuance of shares of common stock (including shares of common stock issuable upon the conversion or exercise of other securities) equal to 20% or more of its aggregate shares of common stock, or its aggregate voting power, outstanding before the transaction for less than the greater of book or market value of its common stock as of the date of the transaction. Based on the specification of a fixed Conversion Price for conversion to equity pursuant to the notes and a fixed warrant exercise price for exercise of the warrants to purchase a specified number of share (subject only to adjustments for recapitalization or reclassification of stock into a different number of shares that do not involving any change in the shareholder’s equity or the aggregate market value of shares outstanding as a result thereof), no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver the Securities.

2.6 No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or its assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or its subsidiaries, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby.
2.7 Issuances of Securities. The Securities to be delivered at the Initial Closing have been, and Securities to be delivers at the Second Closing, if applicable, shall be validly issued, and, upon payment therefore, will be fully paid and non-assessable. The offering, issuance, sale and delivery of the Securities as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4.
2.8 Absence of Certain Developments. Since December 31, 2006, except as disclosed in the Company’s periodic and current reports and other public filings with the SEC under the Securities Exchange Act of 1934 , there has not been any: (i) material adverse change in the condition, financial or otherwise, of the Company (taken as a whole) or in the assets, liabilities, properties or business of the Company and its Subsidiary (taken as a whole); (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or its Subsidiary or cancellation of any material debt or claim held by the Company or its Subsidiary; (iv) material loss, destruction or damage to any property of the Company or its Subsidiary, whether or not insured; (v) acquisition or disposition of any material assets (or any contract or arrangement therefore) or any other material transaction by the Company or its Subsidiary otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Company or its Subsidiary to take any action of the type, or any action that would result in an event of the type, specified in clauses (i) through (v).
2.9 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the “Commission”) for periods from and after the completion of its initial public offering in December 2006 (collectively, the Commission Filings”), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). The Company has heretofore made available to the Investors all of the Commission Filings, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and the Company’s Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2007 and June 30, 2007. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”) (except as may be indicated in the notes thereto or, in the case of the unaudited consolidated statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited consolidated interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

2.10 Brokers. The Company has employed the brokerage firm of JP Turner & Company, L.L.C., a member of the National Association of Securities Dealers with respect to this transaction, and has agreed to pay the Broker a cash fee equal to 8% of gross invested capital received by the company.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser represents and warrants to the Company as follows:
3.1 Validity; Enforceability. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.
3.2 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration pursuant to Federal Rule 506 of Regulation D under the Securities Act of 1933 and are based in part upon Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities as stated in 3.7 below. Purchaser confirms that Purchaser has received or has had full access to all the information Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by it under this Agreement and the common stock acquired by Purchaser upon the conversion of the convertible notes and exercise of the warrants, respectively. Purchaser further confirms that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, management and financial affairs and the terms and conditions of the sale of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. No oral or written representations have been made or oral or written information furnished to the Purchaser or the Purchaser’s advisors in connection with the Securities that were in any way inconsistent with this Agreement. The Purchaser is not purchasing the securities as a result of or subsequent to: (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
3.3 Purchaser Understands Economic Risks. Purchaser acknowledges that Purchaser can bear the economic risk and complete loss of Purchaser’s investment in the Securities. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect his own interests. Purchaser understands that Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

3.4 Purchaser’s Awareness of Specific Risks Relating to the Company’s Business. The Purchaser has been given the opportunity to review the merits and risks of the investment provided for in this Agreement with legal counsel and with an investment advisor to the extent the Purchaser deemed advisable. Purchaser acknowledges that purchaser has been advised by the Company carefully to consider the risks and uncertainties described in the Company’s periodic and reports filed with the SEC before executing this Agreement. In particular, the Company had advised Purchaser that the Company anticipates that significant additional equity or debt funding may be required in addition to Purchaser’s investment not only to expand the Company’s operations, but also to sustain its operations and satisfy its contractual obligations until the Company achieves profitability. There can be no assurance that the Company will achieve cash flow from operations sufficient to satisfy its working capital requirements, or at all, or that the additional financing the Company may require will be available to the Company on commercially reasonable terms, or at all.
3.5 Acquisition For Own Account. The Purchaser is acquiring the Securities for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.
3.6 Purchaser Can Protect His Interest. and has such knowledge and experience in financial or business matters that
3.7 Accredited Investor. The purchaser represents and warrants to the Company that Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act because Purchaser comes within one of the categories of investors as defined in the certification attached as Exhibit C hereto and herby confirms that Purchaser has provided a separate signed copy of the certification to J.P Turner, LLC, on which purchaser has also signed his name next to the appropriate category(ies) in which Purchaser is included.
3.8 Legends.
(a) The Convertible Note shall bear substantially the following legend:
“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMART MOVE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
(b) The shares issued upon conversion of the unsecured convertible notes shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMART MOVE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
(c) The Warrants shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMART MOVE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
3.9 Covenants of The Company. The Company covenants and agrees with the Purchaser that, so long as the Initial Closing Note and/or Second Closing Note, or any portion thereof, remain outstanding:
(a) STOP-ORDERS. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.
(b) MARKET REGULATIONS. The Company shall notify the SEC, American Stock Exchange and applicable state authorities, in accordance with their requirements, to the extent applicable to the Company, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.
(c) REPORTING EQUIREMENTS. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.
(d) USE OF FUNDS. The Company agrees that it will use the proceeds of the sale of the Convertible Notes and the Warrants for general working capital and general business purposes of the Company and its subsidiaries.
(e) ACCESS TO FACILITIES. Each of the Company and each of his Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company, to:
(i)	Visit and inspect any of the properties of the Company or any of its Subsidiaries;
(ii)
examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts there from; and

(iii)	discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its subsidiaries.
Notwithstanding the foregoing, neither the Company nor any of its subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

(f) Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.
(g) Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms.
(h) Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.7 above at such time as:
(i)	the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or
(ii)	upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.
The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.
3.10 Covenants of the Purchaser. The Purchaser, and each of them, covenant and agree with the Company as follows:
(a) CONFIDENTIALITY. The Purchaser, agrees that Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.
(b) NON-PUBLIC INFORMATION. The Purchaser agrees not to effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.
3.11 Covenants of the Company and Purchaser Regarding Indemnification.
(a) COMPANY INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon a third party claim attributable to: (i) any misrepresentation by the Company in this Agreement, any other schedules attached hereto or thereto; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by the Company hereunder.

(b) PURCHASER’S INDEMNIFICATION. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or any Related Agreement or in any exhibits or schedules attached hereto; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, under any Related Agreement or any other agreement entered into by the Company and Purchaser relating hereto or thereto.
3.12 Piggyback Registration Rights. Purchaser is hereby granted “piggyback rights” entitling Purchaser to register and sell Purchaser’s shares of common stock of the Company may conduct a public offering under the Securities Act of 1933, as amended. Purchaser shall have no right to require or demand that the Company conduct a public offering, but, rather, shall be allowed to include his shares in any registration that is initiated by the Company for which the registration form used permits the registration of securities owned by existing shareholders of the Company. The expenses of such registration shall be paid by the Company. Such piggyback rights shall expire on the third anniversary of the date hereof.
ARTICLE 4
MISCELLANEOUS
4.1 Miscellaneous.
(a) GOVERNING LAW. This agreement and the other related agreements shall be governed by and construed and enforced in accordance with the laws of the state of Colorado applicable to contracts made and performed in such state, without regard to principles of conflicts of laws.
(b) DISPUTES. The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the purchaser and/or the company arising out of, connected with, related or incidental to the relationship established between them in connection with this agreement, any other related agreement or the transactions related hereto or thereto.
(c) SUCCESSORS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. No Purchaser shall be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company.
(d) ENTIRE AGREEMENT. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
(e) SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(f) AMENDMENT AND WAIVER.

(i)	This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.
(ii)	The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.
(iii)	The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.
(g) NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:
(i)	upon personal delivery to the party to be notified;
(ii)	when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(iii)	three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iv)	one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
All communications shall be sent as follows:

IF TO THE COMPANY, TO:	SMART MOVE, INC.
5990 Greenwood Plaza Blvd, Suite 390
Greenwood Village, Colorado 80111
Attention: Chief Executive Officer
Facsimile: 720-488-0199

IF TO THE PURCHASER, TO:

or at such other address as the Company or the Purchaser may designate by written notice to the other party hereto given in accordance herewith.
(h) TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
(i) FACSIMILE SIGNATURES; COUNTERPARTS. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
(j) BROKER’S FEES. Each party hereto represents and warrants that JP Turner is the broker for this transaction and that no other agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have executed the NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

SMART MOVE, INC.

By:

Name:	Chris Sapyta
Title:	Chief Executive Officer

PURCHASER:

By:

Name:

Title:

Address: